EXHIBIT 10.3

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of January 1, 2003 (the “Effective Date”) by and between Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Purchaser”), and Ampulla, LLC, a Texas limited liability company (the “Seller”).

WHEREAS, the Seller owns all of the outstanding voting capital stock, consisting of 20 Class A Shares (the “Shares”) of Prentiss Properties Resources, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Seller desires to sell to Purchaser, and the Purchaser desires to purchase from the Seller, all of the Shares on the terms and subject to the conditions contained herein.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. Sale and Purchase of the Shares. The Seller hereby sells, delivers and transfers to the Purchaser, and the Purchaser purchases and acquires from the Seller, all right, title and interest in and to the Shares in consideration of the sum of Sixty Six Thousand Nine Hundred Six Dollars and Ninety Nine Cents ($66,906.99) (the “Purchase Price”) paid by wire transfer of immediately available funds.

2. Closing Deliveries. In order to effectuate the transfer of the Shares, (a) the Seller will deliver to the Purchaser all original stock certificates evidencing the Shares, duly endorsed or accompanied by appropriate stock powers on the Effective Date, and (b) the Purchaser will deliver to the Seller the Purchase Price in the manner contemplated in Section 1 hereof on the Effective Date. The deliveries set forth above shall be considered to have taken place simultaneously, and no delivery shall be deemed to have been completed until all other deliveries have been completed.

3. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows:

3.1. Ownership. The Seller is the record and beneficial owner of the Shares, free and clear of all liens, security interests, pledges, claims, liabilities and restrictions of any nature whatsoever.

3.2. Title to Shares. The Purchaser shall acquire good and marketable title to such Shares being purchased by such Purchaser from the Seller free and clear of any liens, security interests, encumbrances and restrictions of any nature whatsoever, except for restrictions imposed by applicable federal and state securities laws.

3.3. Organization and Authority. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite limited liability company power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby by the Seller have been duly authorized by all necessary company action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and is a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in law or in equity).

3.4. No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not conflict with or result in any breach of any terms, conditions or provisions of, or constitute a default, under (a) the Seller’s Articles of Organization or regulations (each as amended to date and presently in effect), (b) any agreement or other instrument to which the Seller is a party or by which it or any of its properties is bound and which conflict, breach or default would have a material adverse effect upon the Seller, its assets, properties, business or condition (financial or otherwise) or (c) any decree, judgment, order, statute, rule or regulation applicable to the Seller.

3.5. No Consents. No consent, approval, order, authorization or waiver from, notice to or declaration, registration or filing with any governmental authority or any other person is necessary in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation of the transactions contemplated hereby.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as follows:

4.1. Authority. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in law or in equity).

4.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under (a) the Purchaser’s Certificate of Limited Partnership or its Agreement of Limited Partnership (each as amended to date and presently in effect), (b) any agreement or other instrument to which the Purchaser is party or by which it or any of its properties is bound and which conflict, breach or default would have a material adverse effect upon the Purchaser, its assets, properties, business or condition (financial or otherwise) or (c) any decree, judgment, order, statute, rule or regulation applicable to the Purchaser.

4.3. No Consents. No consent, approval, order, authorization or waiver from, notice to or declaration, registration or filing with any governmental authority or any other person is necessary in connection with the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

4.4. Access to Information. The Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed decision with respect to the Shares to be purchased by such Purchaser under this Agreement. The Purchaser has had an opportunity to ask questions and receive answers from the Company and the Seller regarding the terms and conditions of the purchase of the Shares and to obtain additional information (to the extent the Company or the Seller possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser has had access.

4.5. Investment Representations. The Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended. The Purchaser is acquiring the Shares for investment purposes only and is not purchasing the Shares with a view to the sale or distribution of any part thereof. The Purchaser has made such investigation into the Company that Purchaser considers necessary and appropriate to its purchase of the Shares, is capable of evaluating the merits and risks of its purchase of the Shares, and is relying solely upon such investigation and not upon any representation or warranty made by Seller or the Company, other than the representations and warranties specifically made in this Agreement. The Purchaser is an “accredited investor,” as such term is defined Rule 501(a) under the Securities Act of 1933.

5. Miscellaneous.

5.1. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior written or oral communications and agreements, and all contemporaneous oral communications among the parties concerning the subject matter hereof.

5.2. Amendments. No provision of this Agreement may be amended, changed or modified in any manner, orally or otherwise, except by an instrument in writing signed by the parties affected by such provision.

5.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective beneficiaries, heirs, executors, administrators, successors and assigns. No party shall in any manner assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

5.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

5.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.6. Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Effective Date, regardless of any investigation at any time made by or on behalf of any party hereto.

5.7. Further Assurances. At the Closing and thereafter, from time to time and without additional consideration, the Seller and the Purchaser, as the case may be, shall execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Purchaser or the Seller, as the case may be, may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

5.8 Arm’s Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm’s length negotiations conducted by and among the parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:

AMPULLA, L.L.C.

By:	/s/ MICHAEL V. PRENTISS
Michael V. Prentiss Sole Member

PURCHASER:

PRENTISS PROPERTIES ACQUISITON PARTNERS, L.P., a Delaware limited partnership

By:	PRENTISS PROPERTIES I, INC. its general partner

By:	/s/ THOMAS F. AUGUST
Thomas F. August President and CEO

Signature Page to Stock Purchase Agreement